Calculation of Filing Fee Tables
S-1
Bluerock Acquisition Corp. II
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Redeemable warrants included as part of the units	Other	2,875,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units	457(o)	2,875,000	$ 11.50	$ 33,062,500.00	0.0001381	$ 4,565.93
Fees Previously Paid	3	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	457(o)	17,250,000	$ 10.00	$ 172,500,000.00		$ 23,822.25
Fees Previously Paid	4	Equity	Class A ordinary shares included as part of the units	Other	17,250,000		$ 0.00		$ 0.00
Fees Previously Paid	5	Equity	Redeemable warrants included as part of the units	Other	5,750,000		$ 0.00		$ 0.00
Fees Previously Paid	6	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units	457(o)	5,750,000	$ 11.50	$ 66,125,000.00		$ 9,131.86
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 271,687,500.00		$ 37,520.04
			Total Fees Previously Paid:						$ 32,954.11
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,565.93
Offering Note
[1]	Offering Note 1.a. Estimated solely for the purpose of calculating the registration fee. Offering Note 1.b. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions. Offering Note 1.c. No fee pursuant to Rule 457(g) under the Securities Act.

[2]	See Offering Notes 1.a. and 1.b.

[3]	See Offering Note 1.a. Offering Note 3.a. Includes 2,250,000 units, consisting of 2,250,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. The registrant previously registered (i) 17,250,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share upon the consummation of an initial business combination and (ii) 5,750,000 Class A ordinary shares upon the exercise of the warrants.

[4]	See Offering Note 1. The registrant previously registered (i) 17,250,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share upon the consummation of an initial business combination and (ii) 5,750,000 Class A ordinary shares upon the exercise of the warrants.

[5]	See Offering Note 1.

[6]	See Offering Notes 1.a. and 1.b.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date